CALDERA, INC.
                                9 1/2 CASIMIR STREET
                                  TORONTO, ONTARIO
                                   CANADA MT5 2P6


          July 24, 1998


          Dear Stockholder:

          You are cordially invited to attend the Special Meeting of Stockholders (the "Meeting") of Caldera, Inc. (the "Company") to be held at the offices of International Fidelity Holding Corp., 4635 McEwen Road, Dallas, Texas, on August 17, 1998 at 10:00 a.m., local time.

          At the Meeting you will be asked to consider and vote upon five proposals which relate to the Company recommencing an active business. You will be asked to approve a Stock Purchase Agreement (the "Purchase Agreement") described in the accompanying Proxy Statement, pursuant to which the Company will purchase all of the issued and outstanding shares of Common Stock of International Fidelity Holding Corp., a Texas Insurance Holding Corporation ("IFHC"), IFHC will become a wholly-owned subsidiary of the Company, and, through its sole ownership of IFHC, the Company will control IFHC's insurance subsidiary, International Surety & Casualty Company, a Texas property and casualty insurance corporation ("ISCC").

          The closing of the Purchase Agreement is conditioned upon stockholder approval of the four other proposals to be voted upon at the Meeting: election of directors; two proposals to approve amendments to the Company's Certificate of Incorporation which would: (i) change the corporate name to Unistar Financial Service Corp. and (ii) reduce the number of issued and outstanding shares of Common Stock through a one-for-fifteen reverse split of the outstanding shares of Common Stock; and adoption of the 1998 Stock Option Plan.

          YOUR VOTE IS IMPORTANT. The Board encourages you to be represented in person or by proxy at this important Meeting, regardless of the number of shares you own. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed proxy card promptly. This action will not limit your right to vote in person at the Meeting if you wish to do so.


          Sincerely,

          Ronald K. Mann
          Secretary

                                    CALDERA, INC.
                                9 1/2 CASIMIR STREET
                                  TORONTO, ONTARIO
                                   CANADA MT5 2P6


                       ________________________________________

                      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       ________________________________________


          To the Stockholders of Caldera, Inc.


          Notice is hereby given that a Special Meeting of the Stockholders (together with any adjournments or postponements thereof, the "Meeting") of Caldera, Inc., a Delaware corporation (the "Company"), will be held at the offices of International Fidelity Holding Corp., 4635 McEwen Road, Dallas, Texas on August 17, 1998 at 10:00 a.m., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

               1. To approve the Stock Purchase Agreement, dated as of July 7, 1998 (the "Purchase Agreement"), by and among the Company and Marc A. Sparks, F. Jeffrey Nelson, and Nicole Clayton Caver, the sole stockholders of International Fidelity Holding Corp., a Texas Insurance Holding Corporation ("IFHC"), whereby the Company will purchase the outstanding shares of IFHC.;

               2.   To elect nine (9) directors to the Board of Directors;

               3. To approve an amendment to the Company's Certificate of Incorporation (the "Caldera Charter") to change the corporate name to Unistar Financial Service Corp.;

               4. To approve an amendment to the Caldera Charter authorizing a one-for-fifteen reverse split of the outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock");

               5. To approve the adoption of the 1998 Stock Option Plan which would have 1,000,000 shares of Common Stock
                    reserved for issuance thereunder (on a       post
                    reverse stock split basis); and

               6. To transact such other business as may properly come before the Meeting.

          The approval of and closing the Purchase Agreement is subject to stockholder approval of the other proposals to be considered at the Meeting.

          Stockholders of record of the Common Stock at the close of business on July 24, 1998, which is the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting and at any adjournment thereof. A Proxy and a Proxy Statement are enclosed.

          Stockholders do not have appraisal or similar rights of dissenters with respect to any of the matters to be acted upon at the Meeting.

          All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their proxies and vote their shares in person.


          By Order of the Board of Directors



          Ronald K. Mann
          Secretary

          Toronto, Canada
          July 24, 1998


          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                  TABLE OF CONTENTS

                                                                   Page No.
                                                                   --------

          MEETING, VOTING AND PROXIES . . . . . . . . . . . . . . . . .   1
               General  . . . . . . . . . . . . . . . . . . . . . . . .   1
               Voting Securities  . . . . . . . . . . . . . . . . . . .   1
               Proxy Solicitation . . . . . . . . . . . . . . . . . . .   2

          SECURITY OWNERSHIP  . . . . . . . . . . . . . . . . . . . . .   2
               Security Ownership of Certain Beneficial Owners and
               Management . . . . . . . . . . . . . . . . . . . . . . .   2

          PROPOSAL NO. 1
          APPROVAL OF THE PURCHASE AGREEMENT  . . . . . . . . . . . . .   4
               Background of and Reasons for the Purchase Agreement . .   4
               Terms of the ISCC Acquisition  . . . . . . . . . . . . .   4
               Reasons for the ISCC Acquisition; Recommendation of the
               Board of Directors . . . . . . . . . . . . . . . . . . .   5
               Listing of Common Stock  . . . . . . . . . . . . . . . .   5

          CERTAIN INFORMATION CONCERNING IFHC . . . . . . . . . . . . .   6


          PROPOSAL NO. 2
          ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . .   8
               Nominees . . . . . . . . . . . . . . . . . . . . . . . .   8
               Certain Relationships and Related Transactions . . . . .  11

          PROPOSALS NOS. 3-4
          CHARTER PROPOSALS . . . . . . . . . . . . . . . . . . . . . .  12
               Proposal No. 3 - Change the Corporate Name . . . . . . .  12
               Proposal No. 4 - Reduce the Number of Issued and
               Outstanding Shares of Common Stock . . . . . . . . . . .  12

          PROPOSAL NO. 5
          ADOPTION OF THE 1998 STOCK OPTION PLAN  . . . . . . . . . . .  13
               General  . . . . . . . . . . . . . . . . . . . . . . . .  13
               Federal Income Tax Aspects . . . . . . . . . . . . . . .  15

          OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  16

                                    CALDERA, INC.

                                   PROXY STATEMENT
                        FOR A SPECIAL MEETING OF STOCKHOLDERS
                                    August 17, 1998


                             MEETING, VOTING AND PROXIES

          GENERAL

               This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Caldera, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Meeting") and every adjournment thereof. The Meeting will be held at the place and time and for the purposes set forth in the accompanying Notice of Special Meeting to Stockholders.

               The primary item to be acted upon at the Meeting is the approval of a Stock Purchase Agreement, dated as of July 7, 1998 (the "Purchase Agreement"), by and among the Company and the sole stockholders of International Fidelity Holding Corp., a Texas corporation ("IFHC"), whereby IFHC will become a wholly-owned subsidiary of the Company, and the Company will control IFHC's insurance subsidiary, International Surety & Casualty Company, a Texas Property & Casualty Insurance Corporation ("ISCC"). Assuming stockholder approval of the Purchase Agreement, the closing of the Purchase Agreement is conditioned upon, among other things, stockholder approval of two amendments (the "Charter Proposals") to the Company's Certificate of Incorporation, the election of management's slate of directors and the 1998 Stock Option Plan (the "Option Plan").

               This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about July 24, 1998.

          VOTING SECURITIES

               Record Date.  Only holders of shares of Common Stock, $.01
               -----------
          par value (the "Common Stock") of the Company, of record at the close of business on July 24, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the close of business on the Record Date, 3,345,000 shares of Common Stock were issued and outstanding and entitled to vote at the Meeting, and each such share is entitled to one vote. No other class of voting securities of the Company was outstanding as of the Record Date.

               Voting Rights.  The presence, in person or by proxy, of the
               -------------
          holders of shares representing one-third of the outstanding shares of Common Stock on the Record Date will constitute a quorum.

               Directors are elected by a plurality of the votes cast. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

               The approval of the two Charter Proposals requires the approval of a majority of the outstanding shares. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and voting on the proposal is required to approve the Purchase Agreement and the adoption of the Option Plan. Abstentions will have the effect of a negative vote on the foregoing proposals.

               Shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the Meeting. Under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors or proposals that require a majority of the shares present in person or by proxy and entitled to vote on the matter involved, however they would have the effect of a negative vote on proposals that require a majority of the outstanding shares, such as approval of the Charter Proposals.

               Proxies.  All shares of Common Stock which are represented
               -------
          by a properly executed proxy received prior to or at the Meeting will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed proxy, such shares will be voted as follows FOR the election of the management slate of directors and for each of the other proposals listed on the enclosed proxy card. A stockholder may revoke a proxy at any time prior to the Meeting by delivering to the Secretary of the Company a notice of revocation bearing a later date, by a duly executed proxy bearing a later date or by attending such meeting and voting in person.

               The Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitations, for the purpose of soliciting additional proxies).

               Board of Directors Recommendations.  The Company's Board of
               ----------------------------------
          Directors unanimously adopted resolutions approving the Purchase Agreement, the Charter Proposals and the Option Plan, and unanimously recommends that stockholders vote FOR those proposals and the management slate of directors to be considered at the Meeting.

          PROXY SOLICITATION

               In addition to soliciting proxies by mail, proxies may also be solicited by the Company and its directors and officers (who will receive no additional compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communication methods or in person. All expenses of soliciting proxies from stockholders will be borne by IFHC, as provided for in the Purchase Agreement.

                                  SECURITY OWNERSHIP

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
               MANAGEMENT

               The following table sets forth as of the Record Date the beneficial ownership of (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock (ii) by each nominee for director and (iii) by all officers and directors as a group:

                                            Beneficial Owner
             Name and Address of Holder   Nature (1)   Amount   % of Class
          ----------------------------------------------------------------
          U.S. Fidelity Holding Corp      Direct       800,000      23.9%
          c/o Marc A. Sparks & Jeffrey
          Nelson
          4635 McEwen Road
          Dallas, Texas  75244

          Julius Karosen and Hannah       Direct       400,000      12.0%
          Karosen Trust
          10108 Empyrean Way, #204
          Los Angeles, California  90067

          Robert K. Bench                 Direct       215,000       6.4%
          1889 North 1500 East            Indirect(3)   73,000       2.2%
          Provo, Utah  84604


                                            Beneficial Owner
            Name and Address of Nominee   Nature (1)   Amount   % of Class
          ----------------------------------------------------------------

          Marc A. Sparks (2)              Indirect     800,000      23.9%

          F. Jeffrey Nelson (2)           Indirect     800,000      23.9%

          Morris Belzberg                 -0-              -0-       0

          Brent Brown                     -0-              -0-       0

          Paul Caver (4)                  -0-              -0-       0

          Douglas Gerrard                 -0-              -0-       0

          James G. Leach                  -0-              -0-       0

          Patrick Rastiello               -0-              -0-       0

          Kerry A. Sebree                 -0-              -0-       0
          All Officers and Directors      -0-              -0-       0
          as a Group (3 persons)

          (1) All shares owned directly are owned beneficially and of record.

          (2) Mr. Nelson and Mr. Sparks are owners of U.S. Fidelity Holding Corp., and may be deemed to indirectly own the Company's shares directly owned by U.S. Fidelity Holding Corp. Excludes shares Mr. Sparks and Mr. Nelson would receive as stockholders of IFHC upon the closing of the Purchase Agreement.

          (3) Consists of 23,000 shares owned of record by Mr. Bench's wife, Mary Bench, and 50,000 shares owned of record by Little Hollow Farms, a family partnership.

          (4) Excludes shares his wife would receive as a stockholder of IFHC upon the closing of the Purchase Agreement. [He disclaims beneficial ownership of any shares of IFHC owned by his wife.]

                                    PROPOSAL NO. 1

                          APPROVAL OF THE PURCHASE AGREEMENT

               The description of the Purchase Agreement set forth in this Section does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. A stockholder may obtain a copy of the Purchase Agreement upon written request to the Company.

          BACKGROUND OF AND REASONS FOR THE PURCHASE AGREEMENT

               The Company is a "shell" corporation with no active business activities other than searching for and evaluating potential business opportunities and acquisitions. The acquisition of ISCC (the "ISCC Acquisition") by means of acquiring its parent company, IFHC, through the Purchase Agreement, is the first step for the Company, under its proposed new name, Unistar Financial Service Corp., to become a financial service holding company of an integrated network of insurance providers and insurance-related service providers.

               The ISCC Acquisition will give the Company a property and casualty insurance business which will provide primarily reinsurance of automobile insurance products written or administered through U.S. Fidelity Holding Corp.

          TERMS OF THE ISCC ACQUISITION

               The ISCC Acquisition will take place immediately after approval by the stockholders, and the fulfillment or waiver of other conditions to the closing (the "Closing Date"). Upon the Closing Date, the Company will issue an aggregate of 19,777,000 shares of its Common Stock for the IFHC Shares to Marc A. Sparks,
          F. Jeffrey Nelson and Nicole Clayton Caver, who are the sole stockholders of IFHC.

               Assuming approval of the Purchase Agreement, the Charter Proposals and the other matters at the Meeting, on the Closing Date, the capitalization of the Company, would be as follows:

                                                       Outstanding
                                                       -----------
          Preferred Stock, $.01 par value,
          5,000,000 shares authorized                       -0-

          Common Stock, $.01 par value,
          50,000,000 shares authorized                 20,000,000(1)(2)

          --------------------------

          (1) Consists of: (a) 223,000 shares held by those persons who were stockholders immediately prior to the Closing Date and giving effect to the reverse-stock split; and (b) 19,777,000 shares issued pursuant to the Purchase Agreement to the prior holders of IFHC Common Stock.

          (2) Excludes 1,000,000 shares reserved for issuance under the Option Plan (assuming stockholder approval).

               One condition to the closing of the Purchase Agreement is the consent of the Texas Insurance Commissioner because ISCC, the subsidiary of IFHC, is regulated and licensed as a property and casualty insurance company in the state of Texas.

          REASONS FOR THE ISCC ACQUISITION; RECOMMENDATION OF THE BOARD OF DIRECTORS

               In July 1998, the Company's Board of Directors authorized the Purchase Agreement and the Charter Proposals and recommended their approval by stockholders for the following reasons:

               (i) The necessity for the Company to find a viable business opportunity which could bring in recurring revenues and provide working capital;\

               (ii)      The backgrounds of IFHC management; and

               (iii) The industry growth and the plans of IFHC management for the growth of the insurance and related financial service businesses.

               Neither the Company nor IFHC has retained separate financial advisors, nor has either sought a fairness opinion from a financial advisor with respect to the terms of the ISCC Acquisition. Two principals of IFHC are the sole stockholders of U.S. Fidelity Holding Corp., the owner of 23.9% of the outstanding common stock of the Company. They also designated Scott Griffith and Michael Nixon to serve as directors of the Company.

               Accompanying this Proxy Statement are the Company's Form 10-KSB for the year ended December 31, 1997 and Form 10-QSB for the fiscal quarter ended March 31, 1998 which contain current financial information on the Company.

          INTERNATIONAL SURETY & CASUALTY COMPANY STATUTORY FINANCIAL HIGHLIGHTS AS OF MARCH 31, 1998

               Total Assets                       $5,168,568.
               Total Policyholder Surplus          2,752,954.
               Total Cash on Hand                  1,301,755.
               Total Liabilities                   1,687,357.
               Unearned Premiums                   1,352,081.
               Net Reinsurance Premiums Written    1,270,381.


               The Purchase Agreement provides that IFHC will pay all fees and expenses incurred by both parties in connection with the Purchase Agreement and the Meeting.

          LISTING OF COMMON STOCK

               There has been no public trading market for the Common Stock for over seven years. After the Closing Date the Company will use its reasonable best efforts to cause all outstanding shares of Common Stock to be listed for trading on the Chicago Stock Exchange (the "CSE"), American Stock Exchange (the "ASE") or Nasdaq Small-Cap System if the Company would meet the listing requirements of such exchange or System. There are no assurances that the Company will meet the qualifications of and/or be accepted by the CSE, ASE or Nasdaq. In the event that the Common Stock is not accepted for trading by the CSE, ASE or Nasdaq, the Company would seek to have the Common Stock included on the OTC Bulletin Board. No estimate is given as to the price range for the Common Stock should it become publicly traded.

                         CERTAIN INFORMATION CONCERNING IFHC

          BUSINESS OF IFHC

          Salient Facts


          .  Organized under the laws of the State of Texas
          .  Incorporated:  November 5, 1982
          .  Statutory Home Office:  4635 McEwen Road,
                Dallas, Texas  75244
          .  Domiciled in:  Texas
          .  NAIC Company Code:  43443
          .  Regulated by:  Texas Department of Insurance, Austin, Texas

          Overview

               INTERNATIONAL FIDELITY HOLDING CORPORATION is a Texas-based insurance holding corporation founded, owned and operated by Marc
          A. Sparks, F. Jeffrey Nelson and Nicole Clayton Caver. IFHC consists of a Texas-licensed and admitted property and casualty insurance company known as IFHC, to assume insurance risk and facilitate the significant auto insurance industry.

          The mission of IFHC is to pursue excellence and to forge a solid publicly trading financial service holding corporation., To deliver the very best results to our shareholders, agents and customers, and to maintain the highest standards, while empowering each team member to grow as partners in our success.

               ISCC primarily underwrites and reinsures a portfolio of nonstandard auto insurance generated through an affiliated company known as U.S. Fidelity Holding Corp. ("U.S. Fidelity")

               U.S. Fidelity and its subsidiaries are engaged in producing and underwriting non-standard auto insurance products, generated through its captive agencies and through its carefully appointed agency force. To date, the underwriting of auto insurance policies has been limited to the state of Texas, where attractive risks are possible due to the flexible underwriting guidelines dictated and regulated by the Texas Department of Insurance.
          ISCC is currently planning to expand into the states of California and Florida which, along with Texas, are some of the most lucrative non-standard auto insurance markets in North America.

               Through an affiliated transaction, IFHC's management (Marc
          A. Sparks and F. Jeffrey Nelson) also controls U.S. Fidelity. U.S. Fidelity's ownership of and significant participation on virtually every aspect of the insurance distribution pipeline (reinsurance, wholesale and retail distribution, premium financing, claims, auto collision repair and auto appraisal) enables it to retain the majority of the overall insurance revenue stream. This vertical integration, combined with experienced staff, modern facilities, and state-of-the-art software and management information systems, provide ISCC and U.S. Fidelity with a solid infrastructure that enables ISCC and U.S. Fidelity to accommodate the objectives of achieving maximum return on insurance premiums. ISCC currently receives a 10% retrocession of this reinsurance revenue stream from the panel of A and A+ rated (A.M. Best) reinsurer that support U.S. Fidelity's auto insurance products. The 1998/1999 Reinsurance panel includes:

                                                           A.M. Best Rating

           1.    Kemper Reinsurance Company                   A

           2.    Trenwick America Reinsurance Corporation     A+

           3.    Odyssey Reinsurance Corporation (formerly    A-
                 Prudential)
           4.    Underwriters Reinsurance                     A+

           5.    Everest Reinsurance Company                  A+

           6.    Signet Star Reinsurance Company              A

           7.    American Re-Insurance Company                A

           8.    St. Paul Re                                  A+

           9.    Folksamerica Reinsurance Company             A

           10.   SAFR Reinsurance Corporation                 A-

           11.   Sidney Reinsurance Corporation               A-


               U.S. Fidelity's wholly-owned subsidiaries and affiliates include Great Southern General Agency, First Choice Underwriters, Advanced Underwriters, and Peak Underwriters-managing general agencies, Eagle Premium Finance Company, Eagle Claims Corp. - an auto insurance claims company, an auto appraisal firm, a multitude of retail auto insurance agencies, and auto collision repair centers.

               ISCC was originally organized for the purposes of underwriting credit property insurance to complement credit life and credit accident and health insurance written by its former parent. ISCC has not written or reinsured credit property insurance since December 1993. It reinsured 100% of its remaining liabilities in 1993 and remained dormant for all of 1994. ISCC remained inactive until November 1995, at which time it commenced writing contract surety bonds through an affiliated managing general agency, Great Southern General Agency (owned by U.S. Fidelity).

               ISCC is under the direction of its Chairman, Marc A. Sparks, and its President, F. Jeffrey Nelson.

          PROPERTIES. ISCC currently operates its business out of a shared 30,000 square foot facility with U.S. Fidelity, National Auto Appraisal Services, and Auto Insurance Agencies. ISCC leases a portion of the property from 4635 Partners Ltd. (also an affiliate of Marc Sparks and Jeff Nelson) for an aggregate of $12,000 per year.

          EMPLOYEES. As of July 1998, ISCC had a staff of five full time employees. The affiliated insurance related companies have a staff of approximately 80 full-time employees.

          DIRECTORS AND OFFICERS

               The following table lists the names, ages, positions, and periods of service with ISCC of its present directors and executive officers:

                                                            HAS SERVED
                                                           AS DIRECTOR
                  NAME           AGE          TITLE           SINCE
          --------------------------------------------------------------

          Marc A. Sparks          41     Chairman, CEO,      3/19/96
                                            Sec/Treas

          F. Jeffrey Nelson       42      President and      4/25/83
                                            Director

          Nicole C. Caver         25     Vice President      11/3/97

          Patricia C. Hayes       33     Vice President      3/19/96

          Kerry A. Sebree         35     Vice President      11/3/97

          Sammy D. Nelson         65     Vice President      4/25/83

          Margaret Jo Nelson      63     Vice President      4/25/83


                                    PROPOSAL NO. 2

                                ELECTION OF DIRECTORS

               As of the Meeting, the number of directors will be increased to seven persons, and the seven persons listed below, who are designees of IFHC, will be management's nominees. The Board of Directors presently consists of Scott Griffith, Ronald Mann and Michael Nixon, none of whom is a nominee for re-election. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, in the event that any of the nominees should become unable to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management of IFHC.

          NOMINEES

                    The following sets forth information about each nominee for election to the Board of Directors.

               MARC SPARKS (age 41), has founded, owned and operated several insurance related corporations. Mr. Sparks has had extensive experience in the insurance, surety bonding, premium finance, and investment banking fields. For the last several years, Mr. Sparks has owned and managed property and casualty insurance companies, multi-location insurance agencies, a nationally recognized surety bonding agency, and a managing general agency's for surety and insurance. Mr. Sparks is a founder of International Fidelity Holding Corp., U.S. Fidelity Holding Corp., International Surety & Casualty Company, Great Southern General Agency, Inc., First Choice Underwriters, Inc., Peak Underwriters, Inc., Advanced Underwriters, Inc., Eagle Underwriters, Inc., Eagle Premium Finance company, and Eagle Claims Corp. Mr. Sparks is the Chairman and Chief Executive Officer of IFHC. He is the Chief Executive Officer and Secretary/Treasurer of ISCC and the President of Great Southern General Agency, Inc., Eagle Premium Finance Company, Eagle Claims Corp and Advanced Underwriters. He is licensed by the Texas Department of Insurance as a Managing General Agent (MGA), Local Recording Agent (LRA Broker), Surplus Lines Agent, and he holds a Texas Premium Finance license. Mr. Sparks is certified (Form A approved) by the Texas Department of Insurance to own and operate Texas property and casualty insurance companies.

               F. JEFFREY NELSON (age 42), has been in the insurance business since 1978. He has been involved in all aspects of life insurance and property and casualty insurance companies. Specialty lines for which Mr. Nelson has extensive experience include reinsurance, credit insurance, accident and health insurance, property insurance, collateral protection insurance, livestock mortality and construction surety bonds. Mr. Nelson is a co-founder of International Fidelity Holding Corp. and U.S. Fidelity Holding Corp. Currently, Mr. Nelson is President of IFHC and U.S. Fidelity. He is responsible for overseeing day-to-day activities of each holding company and subsidiary for which he is an officer. Mr. Nelson's emphasis is on the financial performance and management of profit and loss and balance sheet activities. A substantial amount of his time is spent in reinsurance negotiations and management to achieve the greatest financial protection for the company and its policyholders. Mr. Nelson also directs and participates in corporate management activities such as legal regulatory matters, general litigation activities, claim settlements and management of corporate finance. He is the liaison to industry associations and oversees cash flow management.

               MORRIS BELZBERG (age 68), has been Chairman Emeritus of Budget Rent a Car Corporation since 1991. During his 35-year tenure at Budget, Mr. Belzberg held the titles of Chief Executive Officer, Chairman of the Board, and Chairman of the Executive Committee. Although semi-retired, Mr. Belzberg continues to assist Budget with its market strength and budgetary goals.

               BRENT BROWN (age 49), is a Director of the legal firm of Abernathy, Roeder, Boyd & Joplin since 1998 and from 1988 to 1998 he was a partner with the law firm of Bracewell & Patterson. Mr. Brown is admitted to the Bar in the states of Texas and Missouri, and specializes in the areas of corporate and insurance law and litigation.

               J. PAUL CAVER (age 30), has been a Vice President of IFHC and ISCC since 1998. He previously practiced corporate law with Haynes and Boone, LLP, specializing in securities offerings and mergers and acquisitions. Mr. Caver has also practiced accounting in both industry and Big Six positions. He is licensed to practice law and public accounting in the State of Texas. He is the husband of Nicole Caver, a shareholder of IFHC.

               DOUGLAS GERRARD (age 38), is the president, sole director and shareholder of Deere Park Capital Management, an investment management firm organized in 1996 to provide asset management services principally in equity securities investments. Mr. Gerrard began his career in 1984 at Harris-Field, a proprietary options trading firm in Chicago. In 1986, he moved to Discount Corp. of New York where he was appointed head currency trader, responsible for pricing and risk management of the firm's entire portfolio. In 1988, he joined Cooper-Neff and Associates and worked in their quantitative option risk management department. In late 1989, he formed Checker Trading, a joint venture with Continental Bank and Trust Company of Chicago and First Options of Chicago (a division of Spear, Leeds and Kellogg) where he served as managing partner and risk manager. In 1991, he formed another joint venture with Rosenthal Collins Group to pursue his proprietary trading strategies in the futures, futures options and equity markets. During his years of involvement in the futures and futures options industry, he has held roles at Chicago Mercantile Exchange, serving on the Exchange's Board of Directors, as Foreign Currency Chairman, Arbitration Chairman, and on several long-term strategic planning committees.

               JAMES G. LEACH (age 50), is currently General Counsel and Vice Chairman of U.S. Fidelity Holding Corp. He was previously Senior Vice President and Counsel for the American Safety Casualty Insurance Group and its subsidiary insurance companies and service companies. He was with American Safety from 1989 to 1998 and served that company's parent as General Counsel and reinsurance intermediary. He holds degrees in Physics, Economics, and M.B.A. in Finance and Accounting, and M.I. in Insurance, and a J.D. He holds a CPCU and CLU designation, and is a licensed Insurance Agent and Broker in several states. Mr. Leach is a General Securities Principal with series 7, 63 and 24 licenses.

               PATRICK RASTIELLO (age 44) is currently Vice President at Aon Re Worldwide and is responsible for production and marketing of all lines of insurance and reinsurance business. His experience in the reinsurance and insurance fields is extensive, as Vice President of American International Underwriters - London (for American International Group) from 1978 to 1985, as Senior Vice President in charge of all worldwide broker treaty underwriting operations for US International Reinsurance Company from 1985 - 1989, as Vice President of Treaty Underwriting with Folksamerica Reinsurance Company from 1989 - 1994, and as a Vice President of Minet Re Intermediaries, which was acquired by Aon Corporation in 1997.

               KERRY SEBREE (age 35), has been a Vice President of IFHC and ISCC since 1997. He has a background in insurance operations, sales and marketing, as well as an understanding of all facets of managing a business enterprise. He has had substantial experience in the auto insurance industry as an owner of a multi-location retail auto insurance agency and through his extensive involvement in premium finance business development. Mr. Sebree's primary responsibility with IFHC and U.S. Fidelity is to manage and balance underwriting, processing and claims as well as to identify and evaluate quality acquisition candidates and formulate and negotiate company acquisitions.

               Directors are elected by stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified.

               It is intended that if the nominees are elected directors, they would establish an Executive Committee, an Audit Committee and a Compensation/Option Committee. The Executive Committee would exercise all the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Company's Board, to the extent permitted by law.

               The Audit Committee would review with the Company's independent accountants the scope and timing of the accountants' audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee would review the independence of the independent public accountants and will make annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.

               The Compensation/Option Committee would review and recommend to the Board of Directors the compensation and benefits of all officers of the Company, would review general policy matters relating to compensation and benefits of employees of the Company, and would administer the Option Plan, assuming stockholder approval thereof.

               Assuming election of the management slate of directors and the approval of the other proposals at the Meeting, it is intended that the new Board of Directors would elect Mr. Sparks as Chairman, Chief Executive Officer, Secretary and Treasurer; Mr. Nelson as President, Vice Chairman and Chief Financial Officer; Mr. Gerrard as Vice Chairman; Mr. Leach as Vice Chairman; and Mr. Sebree as Chief Operating Officer. The Company's officers will be elected by the new Board of Directors immediately following the closing of the Purchase Agreement.

               It is anticipated that each outside Director will be paid a nominal Director's Fee of $1,000 per Director's meeting along with a reimbursement of travel and accommodation expenses. See proposal No.5 in this Proxy Statement for information regarding a proposed Option Plan.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               Marc A. Sparks and F. Jeffrey Nelson are the sole shareholders of U.S. Fidelity, the principal stockholder of the Company, and also two of the three shareholders of IFHC. They plan to cause U.S. Fidelity to vote its 800,000 shares of the Company's Common Stock in favor of the proposals at the Meeting.

               In addition to IFHC and ISCC, Messrs. Sparks and Nelson are shareholders, managers and or directly affiliated with the following insurance related companies:

           1.   U.S. Fidelity Holding Corp.       An Insurance Holding

           2.   Great Southern General            Managing General Agency

           3.   First Choice Underwriters         Managing General Agency

           4.   Peak Underwriters                 Managing General Agency

           5.   Advanced Underwriters             Managing General Agency

           6.   Eagle Claims Corp.                A Claims Management

           7.   Eagle Premium Finance Company     A Premium Finance

           8.   National Automobile Appraisal     An Auto Appraisal

           9.   U.S. Fidelity Re                  A Reinsurance Company

           10.  Unistar Auto Insurance Agency,    A Retail Auto Insurance

           11.  Talon Financial Services Ltd.     A Reinsurance Brokerage

           12.  4635 Partners Ltd.                A 30,000 sq. ft. Office

           13.  Mirror Finishes & Collision of    A Collision Repair

           14.  Estate Paint & Body of Texas,     A Collision Repair

           15.  U.S. Fidelity Insurance           A "Grandfathered" MGA

          It is intended that the Company, after closing the Purchase Agreement, will engage in business transactions with the above-listed related companies. Such transactions would be on terms similar to those the Company would have with unrelated entities.

                                  PROPOSALS NOS. 3-4

                                  CHARTER PROPOSALS

               PROPOSAL NO. 3 - CHANGE THE CORPORATE NAME.

               The Board of Directors has decided, at the recommendation of IFHC and subject to stockholder approval, to amend the Caldera Charter to change the corporate name from Caldera, Inc. to Unistar Financial Service Corp. The Board believes that the proposed name would reflect the broad range of interrelated financial undertakings to be conducted after the acquisition of IFHC and ISCC, and certain transactions which may subsequently be effected.

               THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CALDERA CHARTER TO CHANGE THE CORPORATE NAME OF CALDERA TO UNISTAR FINANCIAL SERVICE CORP.


          PROPOSAL NO. 4 - REDUCE THE NUMBER OF ISSUED AND OUTSTANDING
                           SHARES OF COMMON STOCK.

               The purpose of Proposal No. 4 is to reduce the number of issued and outstanding shares of Common Stock from 3,334,000 to 223,000 shares through a one-for-fifteen reverse split of the issued and outstanding shares of Common Stock. As of June 30, 1998, there were 3,345,000 shares of Common Stock outstanding.

               The Board of Directors believes that the smaller capitalization will facilitate the Purchase Agreement as the consideration for the Purchase Agreement is shares of Common Stock. The reduction in the present number of shares is to reflect the relative valuation to be received by the stockholders, on one hand, and the IFHC stockholders, on the other hand, upon the acquisition of the IFHC business and operations. Another factor was the aggregate number of shares of Common Stock to be outstanding after the Closing Date (see
          "Proposal No. 1 - Approval of The Purchase Agreement   Terms of
          the ISCC Acquisition") and the possible effect of such number of shares on a possible trading price for the Common Stock and meeting the requirements of the Chicago Stock Exchange, American Stock Exchange or the Nasdaq System for a future listing of the Common Stock thereon. Other factors considered in determining the number of shares to be outstanding were the effect on the ability to raise equity capital and on the issuance for any future acquisitions.

               Promptly after the effective date of the Charter Amendments, the Company will appoint American Stock Transfer & Trust Company as exchange agent (the "Exchange Agent"), which will mail to each stockholder of record of the Company's Common Stock immediately prior to the Closing Date a form Letter of Transmittal and instructions advising of the terms and procedures of exchanging their current stock certificates for post-split shares of Common Stock in the name of Unistar Financial Service Corp. No certificates should be surrendered for exchange until after the Closing Date and then only pursuant to the Letter of Transmittal and instructions thereto. Certificates representing post-split shares of Common Stock shall be delivered as promptly as practicable after proper delivery of the present certificates and letters of transmittal to the Exchange Agent.

               THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CALDERA CHARTER TO REDUCE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.


                                    PROPOSAL NO. 5
                        ADOPTION OF THE 1998 STOCK OPTION PLAN

          GENERAL

               The Board of Directors has determined that the Option Plan be adopted to provide incentives to directors, officers, employees and other persons who perform services for or on behalf of the Company and its subsidiaries by providing them with opportunities to purchase Common Stock pursuant to options which qualify as "incentive stock options" ("ISO") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or which do not qualify as ISOs ("Non-Qualified Option"). Both the ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options."

               The essential features of the Option Plan are outlined below:

               Administration of the Option Plan.  The Option Plan shall be
               ---------------------------------
          administered by the Compensation and Option Committee of the Board of Directors (the "Committee") consisting of three members of the Board of Directors. Subject to the terms of the Option Plan, the Committee shall have the authority to (i) determine the employees of the Company to whom stock options may be granted;
          (ii) determine the person and the number of shares which may be issued under each Option; (iii) determine the time or times at which Options may be granted; (iv) determine the exercise price of shares subject to each Option; (v) determine the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vi) interpret the Option Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Option Plan or of any Option granted under it shall be final.

               Stock.  The stock delivered under the Option Plan shall be
               -----
          shares of Common Stock of the Company, either authorized and unissued, treasury stock or shares purchased on the open market.

          An aggregate of 1,000,000 shares of Common Stock may be issued pursuant to the Option Plan, subject to any adjustment as provided under the Option Plan. If an Option granted under the Option Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Options under the Option Plan.

               Eligible Employees and Others.  ISOs and Non-Qualified
               -----------------------------
          Options may be granted to individuals who are employees of the Company and its subsidiaries, including officers and directors who are also employees at the time the Option is granted, and Non-Qualified Options may be granted to any other persons who perform services for or on behalf of the Company and its subsidiaries, affiliates or any entity in which the Company has an interest, or who are deemed by the Committee to be in a position to perform such services in the future. Non-Qualified Options would be granted to Non-Employee Directors.

               Term of Option Plan: Granting of Options.  The Option Plan
               ----------------------------------------
          will terminate on the day immediately preceding the tenth anniversary of its adoption, except as to Options outstanding on that date and subject to earlier termination as provided under the Option Plan. Options may be granted under the Option Plan at any time during the term of the Option Plan.

               Exercise Price.  Price for Non-Qualified Options.  The
               --------------
          exercise price per share for each Non-Qualified Option granted under the Option Plan shall not be less than 75% of the fair market value of the Common Stock on the date of grant of the Option, and in no event shall be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

               Price for ISOs. The exercise price per share for each ISO granted under the Option Plan shall not be less than (i) the fair market value per share of Common Stock on the date of such grant and (ii) one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant in the case of an ISO to be granted to an employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a "10% Employee").

               Termination of Employment.  If an Optionee ceases his
               -------------------------
          employment with, or service by, the Company and all subsidiaries other than by reason of death or disability or by the Company or any subsidiary for cause, no further unvested installments of his Options shall become exercisable, and his Options shall terminate after the passage of one (1) year from the date of termination of his employment or service (or three (3) months as to ISOs), but in no event later than on their specified expiration dates, during which period he shall have the right to exercise for such other periods as determined by the Committee at the time of grant. Options held by an Optionee whose termination of employment or service is for cause shall terminate upon such termination.

               Restrictions on Options.  Each Option granted under the
               -----------------------
          Option Plan will be for a term, and exercisable only in accordance with option agreements approved by the Committee.

               The Option Plan contains provisions which authorize the Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which the Company is not the surviving corporation, to take certain action in its discretion. In the event of such a transaction the Committee may (i) substitute on an equitable basis for the shares then subject to such option the consideration payable with respect to the outstanding shares of Common Stock in connection with the acquisition; (ii) accelerate the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of shares subject to such options (to the extent then exercisable) over the exercise price thereof.

               Under the terms of the Option Plan, if the aggregate fair market value (determined at the time the ISO is granted) of Common Stock, exercisable under an ISO for the first time in any calendar year, exceeds $100,000, such excess amount of stock shall be deemed to have been granted as a Non-Qualified Option, and not as an ISO.

               The Option Plan provides that shares of Common Stock acquired upon exercise of options will be paid for (i) in cash or by check or, at the discretion of the Committee, (ii) through the delivery of shares of Common Stock with a market value equal to the option exercise price or (iii) by any combination of (i) and
          (ii) above. The ability to pay the exercise price in shares of Common Stock would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee.

               Assignability.  No Option shall be assignable or
               -------------
          transferable by the Optionee except (i) by will or by the laws of descent and distribution or (ii) with respect to Non-Qualified Stock Options, to a spouse or lineal descendant or lineal ascendant of the Optionee, and are exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative or permitted assignee.

               Termination or Amendment of the Option Plan.  The Board of
               -------------------------------------------
          Directors may terminate or amend the Option Plan in any respect at any time; however, without the approval of the Company's stockholders obtained within twelve (12) months before or after the Board of Directors adopts a resolution authorizing any such termination or amendment, the Board of Directors may not so terminate or amend the Option Plan if prior stockholder approval is then required by Section 16(b) of the Exchange Act, applicable Delaware law or tax law, or the rules of any applicable national securities exchange or national stock quotation system on which the Common Stock may then be listed or traded.

               FEDERAL INCOME TAX ASPECTS.

               The following is a brief summary of the federal income tax consequences of Options under the Option Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

               INCENTIVE STOCK OPTIONS. No taxable income is realized by the Optionee upon the grant or exercise of an ISO. If an Optionee does not sell the Common Stock received upon the exercise of an ISO ("ISO Shares") until the later of (a) two years from the date of grant and (b) within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long-term capital gain (loss). In such circumstances, no deduction will be allowed to the Company for federal income tax purposes.

               If ISO Shares are disposed of prior to the expiration of the holding periods described above, the Optionee generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the Optionee will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the Optionee's employment, the Option will generally be taxed as a Non-Qualified Option.

               Non-Qualified Options. No income is realized by the Optionee at the time a Non-Qualified Option is granted.
          Generally upon exercise of Non-Qualified Option, the Optionee's will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the Optionees have held the shares.

               THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1998 STOCK OPTION PLAN.

                                    OTHER MATTERS

               The Board of Directors does not know, as of the date of mailing of this Proxy Statement, of any other business to be brought before the Meeting. The enclosed proxy card authorizes the voting of shares represented by the proxy on all other matters that may properly come before the Meeting, and any adjournment or adjournments thereof. If any such other matters should come before the Meeting, it is the intention of the proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.



          August 17, 1998

                                                                      PROXY

                                  CALDERA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                    The undersigned hereby appoints Ronald K. Mann and Marc
          A. Sparks as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Caldera, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on August 17, 1998, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

          1. Approval of the Stock Purchase Agreement, dated as of July 7, 1998 (the "Purchase Agreement"), by and among the Company and Nicole Clayton Caver, F. Jeffrey Nelson, and Marc A. Sparks, the sole stockholders of International Fidelity Holding Corp., a Texas Insurance Holding corporation ("IFHC"), whereby the Company will purchase the outstanding shares of IFHC.

               [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN


          2.   Election of the Board's nominees for Directors.

               Nominees: Marc A. Sparks, F. Jeffrey Nelson, Morris Belzberg, Brent Brown, Paul Caver, Douglas Gerrard, Patrick Rastiello, James G. Leach and Kerry Sebree.


               [ ]  FOR all nominees listed above [ ]  WITHHOLD AUTHORITY
                    (except as marked to the           vote for all
                    contrary below)                    nominees listed
                                                       below

          INSTRUCTION:   To withhold authority to vote for any individual
          nominee listed above, write that nominee's name in the space provided below.

          _________________________________________________________________

          3. Approval of an amendment to the Company's Certificate of Incorporation to change the corporate name to Unistar Financial Service Corp.

               [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN


          4. Approval of an amendment to the Company's Certificate of Incorporation to authorize a one-for-fifteen reverse split of the outstanding shares of Common Stock.

               [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN


          5.   Approval of the adoption of the 1998 Stock Option Plan.

               [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

          6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


          This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE ABOVE PROVISIONS.

          PLEASE MARK, SIGN, DATE and RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

          Please sign exactly as name appears below and mail proxy to:

                              International Fidelity Holding Corp.
                              c/o Ron Mann, Caldera, Inc.
                              4635 McEwen
                              Dallas, TX 75244

               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        __________________________________
                                                  Print Name

                                        __________________________________
                                                  Signature

                                        __________________________________
                                             Signature if held jointly


                                        Dated:______________________, 1998